UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2007

FIRST PULASKI NATIONAL CORPORATION
 (Exact name of registrant as specified in charter)

Tennessee                                  0-10974                                       62-1110294
(State or other jurisdiction of                  (Commission                                               (IRS Employer
       incorporation)                                          File Number)                                            Identification No.)

206 South First Street
Pulaski, Tennessee                                                                         38478
 (Address of principal executive offices)                                                                          (Zip Code)

(931) 363-2585
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     On October 2, 2007, First Pulaski National Corporation (the "Company") entered into a restricted stock agreement with Don Haney, the Company's chief operating officer, pursuant to which the Company granted Mr. Haney 200 shares of restricted stock under the terms of the Company's 2007 Equity Incentive Plan (the "Plan").  The forfeiture restrictions with respect to these shares expire on the one year anniversary of the date of grant and the shares vest automatically upon a change in control as defined in the Plan. In the event that Mr. Haney's employment by the Company terminates for any reason, all shares of restricted stock subject to this award for which the forfeiture restrictions have not lapsed prior to the date of termination shall be immediately forfeited and Mr. Haney shall have no further rights with respect to these shares of restricted stock.

        This description of the material terms of the award agreement is qualified in its entirety by reference to the form of restricted stock agreement filed as Exhibit 10.1, in the Company's Form 8-K dated September 4, 2007 which was filed on September 7, 2007 and is incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                FIRST PULASKI NATIONAL CORPORATION

                                                                                                By: /s/ Mark A. Hayes
                                                                                                      Mark A. Hayes
                                                                                                      Chief Executive Officer

Date: October 5, 2007